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                                                                  Exhibit 23(a)


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1997, which appears on page 23 of the 1996 Annual Report to Shareholders of Minnesota Power & Light Company, which is incorporated by reference in Minnesota Power & Light Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 32 of such Annual Report on Form 10-K. We also consent to the incorporation by reference in the Registration Statement of our report dated June 14, 1996, which appears on page 1 of the Annual Report on Form 11-K of the Minnesota Power and Affiliated Companies Supplemental Retirement Plan for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PRICE WATERHOUSE LLP

Price Waterhouse LLP
Minneapolis, Minnesota
May 8, 1997